UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

July 9, 2007

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Election of Director.

On July 9, 2007, the Board of Directors of Mattel, Inc. (“Mattel”) elected Vasant M. Prabhu as a new director of Mattel. The Board of Directors specified that this action will be effective on September 1, 2007; accordingly, on such date, the Board of Directors will be increased in size from eleven to twelve directors and Mr. Prabhu will join Mattel’s Board of Directors.

Mr. Prabhu, 47, is Executive Vice President and Chief Financial Officer of Starwood Hotels and Resorts Worldwide, Inc. and has served in that capacity since January 2004. Prior to joining Starwood, Mr. Prabhu served as Executive Vice President and Chief Financial Officer of Safeway Inc. from September 2000 through December 2003.

When Mr. Prabhu joins Mattel’s Board of Directors, he will also be joining the Audit Committee of Mattel’s Board of Directors.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On July 9, 2007, Mattel issued a press release regarding the election of Mr. Prabhu to Mattel’s Board of Directors, a copy of which is furnished as Exhibit 99.0 hereto. This exhibit is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

This exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit Description
99.0	Press release dated July 9, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: July 9, 2007

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